Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Green Dot Corporation 2010 Equity Incentive Plan, as amended and restated, of our reports dated February 29, 2024, with respect to the consolidated financial statements of Green Dot Corporation and the effectiveness of internal control over financial reporting of Green Dot Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2023, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Los Angeles, California
August 9, 2024